Exhibit 4.1

SMURFIT KAPPA ACQUISITIONS,
as Issuer,

SMURFIT KAPPA FUNDING LIMITED,
as Parent and a Parent Guarantor,

SMURFIT KAPPA CORPORATION LIMITED,
as a Parent Guarantor,

SMURFIT KAPPA HOLDINGS LIMITED,
as a Parent Guarantor,

SMURFIT KAPPA INVESTMENTS LIMITED,
as a Parent Guarantor,

SMURFIT KAPPA GROUP PLC,
as a Parent Guarantor,

the Subsidiary Guarantors named herein,

DEUTSCHE TRUSTEE COMPANY LIMITED,
as Trustee

DEUTSCHE TRUSTEE AG, London Branch,
as Principal Paying Agent and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Registrar

INDENTURE

Dated as of February 16, 2015

2.75% Senior Notes due 2025

TABLE OF CONTENTS

i

SECTION 11.10	No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders	62
SECTION 11.11	Currency Indemnity	62
SECTION 11.12	Currency Calculation	62
SECTION 11.13	Information	62
SECTION 11.14	Successors	63
SECTION 11.15	Counterpart Originals	63
SECTION 11.16	Severability	63
SECTION 11.17	Table of Contents, Headings, etc	63
SECTION 11.18	Termination of Priority Agreement	63

SCHEDULES

Schedule A - Subsidiary Guarantors

EXHIBITS
Exhibit A	-	Form of Global Note
Exhibit B	-	Form of Definitive Note
Exhibit C	-	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note
Exhibit D	-	Form of Supplemental Indenture
Exhibit E	-	Limitations on Guarantees

INDENTURE, dated as of February 16, 2015, among: (i) Smurfit Kappa Acquisitions, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), (ii) Smurfit Kappa Funding Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Parent”), (iii) Smurfit Kappa Corporation Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKC”), (iv) Smurfit Kappa Holdings Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKHL”), (v) Smurfit Kappa Investments Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKIL”), and (vi) Smurfit Kappa Group plc, a public limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKG” together with Parent, SKC, SKHL and SKIL, the “Parent Guarantors”), (vii) the Subsidiary Guarantors named in Schedule A hereto, (viii) Deutsche Trustee Company Limited, as Trustee, (ix) Deutsche Bank AG, London Branch, Principal Paying Agent and Transfer Agent and (x) Deutsche Bank Luxembourg S.A., as Registrar.

The Issuer has duly authorized the creation and issuance of its 2.75% Senior Notes due 2025 issued on the date hereof (the “Original Notes”) and the Issuer may issue, from time to time after the date hereof, an unlimited principal amount of additional securities having identical terms and conditions as any series of the Original Notes (the “Additional Notes”, and together with the Original Notes, the “Notes”); and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The aggregate principal amount of Notes that shall be issued on the date hereof equals €250.0 million.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1      Definitions. For purposes of this Indenture, unless otherwise specifically indicated herein, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on IFRS shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of SKG and its subsidiaries prepared in conformity with IFRS. As used in this Indenture, the following terms shall have the following meanings:

“Acceleration Notice” shall have the meaning set forth in Section 6.2.

“Additional Amounts” shall have the meaning set forth in Section 4.20(b).

“Additional Notes” shall have the meaning set forth in the preamble to this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such

Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means the Principal Paying Agent, any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

“Agent Members” shall have the meaning set forth in Section 2.16(a).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS.

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Authorized Agent” shall have the meaning set forth in Section 11.8.

Bankruptcy Law means (i) for purposes of the Issuer, any bankruptcy, insolvency, winding-up or other similar statute (including the relevant provisions of the Irish Companies Acts 1963-2013 and the examinership court protection procedure and other provisions of the Companies (Amendment) Act 1990 (as amended) of Ireland, and any similar statute), regulation or provision of any jurisdiction in which the Issuer is organized or conducting business and (ii) for purposes of the Trustee and the Holders, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a duly authorized resolution of the Board of Directors of the Issuer certified by an Officer and delivered to the Trustee.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1)            “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to March 1, 2021 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to March 1, 2021; provided, however, that, if the period from such redemption date to March 1, 2021 is less than one year, a fixed maturity of one year shall be used;

(2)            ”Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)            “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer; and

(4)            “Reference German B Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, Dublin or London.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with IFRS.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of a company, shares of such company;

(3)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Change in Tax Law” shall have the meaning set forth in Paragraph 8 of any Note.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Issuer’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Parent Guarantor;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Parent Guarantor or other direct or indirect parent company that is wholly owned by a Parent Guarantor becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)            the first day on which a majority of the members of the Board of Directors of the Issuer or SKG are not Continuing Directors.

“Change of Control Offer” shall have the meaning set forth in Section 4.19(a).

“Change of Control Payment” shall have the meaning set forth in Section 4.19(a).

“Change of Control Payment Date” shall have the meaning set forth in Section 4.19(a).

“Change of Control Repurchase Event” means a Change of Control and a Rating Event.

“Clearing Agency” means one or more of Euroclear, Clearstream Banking, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream Banking” means Clearstream Banking, societe anonyme.

“Closing Date” means the date of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

“Common Depositary” means the common depositary for Euroclear and Clearstream Banking, which shall initially be Deutsche Bank AG, London Branch, or its nominee, which shall initially be BT Globenet Nominees Limited.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of SKG and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as of the end of the most recent fiscal quarter for which SKG’s financial statements are available, less the sum of:

(1)            SKG’s consolidated current liabilities as of such quarter end (other than (a) short-term borrowings and (b) long-term debt due within one year), determined on a consolidated basis in accordance with IFRS; and

(2)            SKG’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with IFRS.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or SKG, as applicable, who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

Corporate Trust Office means the address of the Trustee specified in Section 11.1, or such other address as to which the Trustee may, from time to time, give written notice to the Issuer.

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B hereto.

“Directive” means the European Union Directive 2003/48/EC regarding the taxation of savings income.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Senior Notes” means the (i) €500.0 million in aggregate principal amount outstanding of 3.250% Senior Secured Notes due 2021 issued by the Issuer, (ii) €200.0 million in aggregate principal amount outstanding of 5.125% Senior Secured Notes due 2018 issued by the Issuer, (iii) U.S.$300.0 million in aggregate principal amount outstanding of 4.875% Senior Secured Notes due 2018 issued by the Issuer, (iv) €250.0 million in aggregate principal amount outstanding of Senior Secured Floating Rate Notes due 2020 issued by the Issuer and (v) €400.0 million in aggregate principal amount outstanding of 4.125% Senior Secured Notes due 2020 issued by the Issuer.

“Global Notes” means the Regulation S Global Note and the Rule 144A Global Note.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under this Indenture and the Notes pursuant to the terms of this Indenture.^

”Guarantee Obligations” shall have the meaning set forth in Section 10.1(a).

“Guarantor” means the Parent Guarantors, the Subsidiary Guarantors and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and (2) other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards as adopted by the European Union, International Financial Reporting Interpretations Committee as in effect as of the date of this Indenture; provided, however, that all reports and other financial information provided by the Issuer to the Holders and/or the Trustee shall be prepared in accordance with IFRS as in effect on the date of such report or other financial information. All ratios and computations based on IFRS contained in this Indenture will be computed in conformity with IFRS.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

(1)            borrowed money;

(2)            bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)            banker’s acceptances, letters of credit and similar instruments;

(4)            Capital Lease Obligations and Attributable Debt;

(5)            the deferred balance of the purchase price of any property which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability; or

(6)            any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)            the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)            the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)            such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);

(2)            such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)            there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by the Issuer or its Subsidiaries.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Investment Grade Rating” means:

(1)            with respect to S&P any of the rating categories from and including AAA to and including BBB-; and

(2)            with respect to Moody’s any of the rating categories from and including Aaa to and including Baa3.

“Issue Date” means the date on which Notes are originally issued under this Indenture.

“Issuer” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Issuer Order” means a written order or request signed in the name of the Issuer by (i) two Officers of the Issuer, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer or the Finance Director of the Issuer or any other Officer so authorized or (ii) two members of the Board of Directors of the Issuer, and delivered to the Trustee.

“Legal Defeasance” shall have the meaning set forth in Section 8.2.

Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Maturity Date” means February 1, 2025.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated February 11, 2015, relating to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Parent, the Issuer or SKG, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of the Parent, the Issuer or SKG, as applicable.

”Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee.

“Original Notes” shall have the meaning set forth in the preamble to this Indenture.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.

“Parent Guarantors” means the parties named as such in this Indenture or any successor entity.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Payment Default” shall have the meaning set forth in Section 6.1(4)(a).

“Payor” means the Issuer or a successor thereof.

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1)            the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and

(2)            recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1)            Liens created for the benefit of or to secure the Notes or the Guarantees;

(2)            Liens in favor of the Issuer or any Subsidiary;

(3)            Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with the Issuer or the Subsidiary;

(4)            Liens on property or assets or shares of stock existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;

(5)            Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;

(6)            Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;

(7)            Liens existing on the date of the Indenture;

(8)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;

(9)            statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and arising in the ordinary course of business;

(10)            Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;

(11)            Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;

(12)            Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;

(13)            Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against the Issuer or any Subsidiary of the Issuer relating to litigation being contested in good faith by appropriate proceedings;

(14)            Liens securing any Permitted Interest; and

(15)            extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by the Issuer or any Subsidiary, used primarily for manufacturing, the net book value on the books of SKG of which on the date as of which the determination is being made exceeds €10.0 million, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries taken as a whole.

“Priority Agreement” means the Amended and Restated Priority Agreement, dated 16 July 2013, as amended, modified, supplemented or replaced from time to time, among the Parent, certain Subsidiaries of the Parent, the trustees for the Existing Senior Notes and the other parties thereto from time to time.

“Private Placement Legend” means the legend set forth in Section 2.7(g).

“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness,” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Senior Facility Agreement, commercial bank or similar Indebtedness, Capital Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.

“Purchase Agreement” means the Purchase Agreement dated as of the date of the Offering Memorandum, among the Issuer, the Guarantors and the Initial Purchasers.

“Qualified Institutional Buyer” or “QB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agencies” means S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Event” means either (a) the Notes are not then rated by both Rating Agencies as having an Investment Grade Rating or (b) there is a decrease in the rating of the Notes by one of the Rating Agencies on or within 90 days of the date of the Change of Control (which period shall be extended so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes) which causes the Notes to no longer have an Investment Grade Rating from both Rating Agencies.

“Record Date” means a Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 7 of the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 7 and 8 of the Notes.

“Registrar” shall have the meaning set forth in Section 2.3.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” shall have the meaning set forth in Section 2.1.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.20(a).

“Restricted Lien” shall have the meaning set forth in Section 4.10.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

Rule 144A Global Note shall have the meaning set forth in Section 2.1.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

Securities Act means the United States Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by the Issuer or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Senior Facility Agreement” means the senior facilities agreement dated 16 July 2013 between, among others, SKG as the parent; SK Limited as the company; Citigroup Global Markets Limited, Credit Agricole Corporate and Investment Bank, Danske Bank A/S, HSBC Bank plc, J.P. Morgan Limited and Ulster Bank Ireland Limited as mandated lead arrangers; and The Royal Bank of Scotland plc as agent, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Senior Facility Agreement or any other agreement or indenture); provided that Indebtedness under the Senior Facility Agreement that constitutes Public Indebtedness shall not be deemed to be Indebtedness under the Senior Facility Agreement for purposes of clause (3) of Section 10.6.

“Senior Secured Indebtedness” of any Person means, as of the date of determination, the Indebtedness of such Person that is secured by a Lien (determined on a consolidated basis in accordance with IFRS) other than Indebtedness consisting of Hedging Obligations.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SKG” means the party named as such in this Indenture, and any successor thereto or any other entity that serves as the ultimate parent company of the Issuer.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for purposes of Section 4.10 and Section 6.1(5), the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of the Issuer and its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of SKG in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.

“Subsidiary Guarantors” means (i) the Subsidiary Guarantors named in Schedule A hereto and (ii) each existing and future Subsidiary of the Issuer that provides a Guarantee in accordance with the covenant set forth in Section 4.8.

“Successor Issuer” shall have the meaning set forth in Section 5.1.

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Notes.

“Taxes” shall have the meaning set forth in Section 4.20(a).

“TIA” means the United States Trust Indenture Act of 1939, as amended.

“Trust Officer” means any officer within Trust & Security Services (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Person” means a “U.S. person” as defined in Rule 902 under the Securities Act or any successor rule.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Incorporation by Reference of TIA. This Indenture is subject to the provisions of the TIA which as of the date hereof and thereafter as in effect are specifically incorporated by reference in, and made a part of, this Indenture. No other sections of the TIA are applicable to this Indenture.

All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by any rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.2      Incorporation by Reference of TIA. This Indenture is subject to the provisions of the TIA which as of the date hereof and thereafter as in effect are specifically incorporated by reference in, and made a part of, this Indenture. No other sections of the TIA are applicable to this Indenture.

All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by any rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.3      Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)            “or” is not exclusive;

(d)            the term “including” is not limiting;

(e)            words in the singular include the plural, and words in the plural include the singular;

(f)            provisions apply to successive events and transactions; and

(g)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Article II

THE NOTES

SECTION 2.1      Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A or B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, Trustee, the Registrar and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

Notes offered and sold to non-U.S. persons outside the United States in offshore transactions in their initial distribution in reliance on Regulation S shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein (together with all other Notes that are not Rule 144A Global Notes, the “Regulation S Global Notes”). The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or additional Regulation S Global Notes, as hereinafter provided.

Notes offered and sold in their initial distribution to QIBs in reliance on Rule 144A shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Initial Rule 144A Global Notes” and together with any other Note evidencing the debt, or any portion of the debt, evidenced by such Initial Rule 144A Global Notes, the “Rule 144A Global Notes”). The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Notes or in consequence of the issue of Definitive Notes or additional Rule 144A Global Notes, as hereinafter provided.

SECTION 2.2      Execution and Authentication. Two Officers shall sign, or one Officer and one member of the Board of Directors of the Issuer shall sign, or two members of the Board of Directors of the Issuer shall sign, or one Officer shall sign and one Officer, a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

If an Officer or member of the Board of Directors of the Issuer whose signature is on a Note was an Officer or member of such Board of Directors at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall, upon receipt of an Issuer Order in the form of an Officers’ Certificate, authenticate (i) Original Notes for original issue on the Closing Date in an aggregate principal amount of €500.0 million in respect of the Notes and (ii) Additional Notes from time to time for issuance after the Closing Date to the extent permitted hereunder (including under Section 4.3 hereof). Additional Notes will be treated as the same series of Notes as the Original Notes for all purposes under this Indenture, including for purposes of waivers, amendments, redemptions and offers to purchase. Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. Upon receipt of an Issuer Order in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Issuer. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee initially appoints the Principal Paying Agent as Authenticating Agent of the Notes. The Notes shall be issuable only in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

SECTION 2.3      Registrar and Paying Agent. The Issuer shall maintain an office or agency where (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange (such office or agency, the “Registrar”), (b) Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served. In the event that Definitive Notes are issued, the Issuer shall ensure that at least one Person located in London, England and one Person located in Dublin, Ireland (if and for so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require), in each case reasonably acceptable to the Trustee, is maintained as a Paying Agent and Registrar where (i) in the case of a Registrar, Definitive Notes may be presented or surrendered for registration of transfer or for exchange and notices and demands in respect of such Definitive Notes and this Indenture may be served and (ii) in the case of a Paying Agent, Definitive Notes may be presented or surrendered for payment. The Registrar shall keep a register of the Definitive Notes and of their transfer and exchange. Notices and demands in respect of Global Notes shall be made by the Issuer in accordance with Section 11.1. The Issuer, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agent.

The Issuer initially appoints Deutsche Bank AG, London Branch, as Principal Paying Agent and as Transfer Agent and Deutsche Bank Luxembourg S.A. as Registrar, until such time as any such entity has resigned or a successor has been appointed. In the event that a Paying Agent, Registrar or Transfer Agent is replaced, the Issuer will (so long as the Notes are Global Notes) provide written notice thereof to the Trustee in accordance with Section 11.1. The Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes. If and for so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, the Issuer will give notice of the change in Paying Agent, Registrar or Transfer Agent to the Companies Announcement Office of the Irish Stock Exchange in Dublin.

Payment of principal will be made upon the surrender of Definitive Notes following maturity thereof at the office of the Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent. In all circumstances, the Issuer shall ensure that the Paying Agent shall be located outside Ireland.

In addition, the Issuer hereby undertakes that it will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the Directive.

For the avoidance of doubt, upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the office of such paying and transfer agent, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

Claims against the Issuer for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 2.4      Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee and the Principal Paying Agent to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.5      List of Holders. In the event that Definitive Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6      Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the nominee of the Common Depositary for the accounts of Euroclear or Clearstream, (ii) deposited on behalf of the purchasers of the Notes with the Common Depositary or its custodian and (iii) bear legends as set forth in Section 2.7(g).

(b)            Notwithstanding any other provisions of this Indenture, Global Notes may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or, in each case, to another successor of the Common Depositary or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of this Section 2.6, subject to the occurrence of the limited circumstances described in the following sentence. All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee upon receipt of an Issuer Order) for one or more Definitive Notes, if (a) any Clearing Agency notifies the Issuer at any time that it is unwilling or unable to continue to act as a clearing agency and a successor depositary is not appointed within 120 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder or (c) in whole (but not in part) at any time if the Issuer in its sole discretion determines and notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through the Common Depositary of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee upon receipt of an Issuer Order); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be €100,000 or integral multiples of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Registrar who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b). Every Note authenticated and delivered in exchange for or in lieu of a Global Note, or any portion thereof, pursuant to Section 2.8, 2.11 or 3.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

(c)            In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Registrar for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d)            Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(b) shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend.

SECTION 2.7      Registration of Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b)            If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note, directing the credit of a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the Registrar of a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Registrar shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Registrar shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(c)            If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon (l) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Regulation S Global Note directing the credit of a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, the Registrar shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Registrar shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(d)            Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e)            In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(b), or a Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with (i) such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(f)            [Intentionally omitted]

(g)            Each Rule 144A Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for a Rule 144A Note may be removed from a Rule 144A Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Note has been removed from a Rule 144A Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The Rule 144A Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA “), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA, NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

(h)            By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Trustee, the Registrar or the Principal Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(i)            Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

at the Registrar s or co-registrar s request.

(j)            The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that have been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or (ii) for a period of 15 days prior to a selection of Definitive Notes to be redeemed.

(k)            Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(l)            No service charge will be made for any registration or transfer or exchange of the Notes, but the Trustee, the Registrar and the Paying Agent and transfer agents may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by this Section 2.7.

(m)            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(n)            Holders of Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.8      Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Issuer are met. If required by the Trustee, the Registrar and the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, the Registrar and the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9      Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest, and Additional Amounts, if any on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euros sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11      Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of an Issuer Order in the form of an Officers’ Certificate of the Issuer. Such Officers’ Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes. Holders of temporary Definitive Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12      Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Notes. Subject to Section 2.8, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13      Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holders thereof as of the original Record Date; provided, however, if such default in payment of interest continues for 30 days, the Issuer shall (in the case of Definitive Notes) establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record on the original Record Date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, Holders on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest and any such interest payable on the defaulted interest. The Issuer shall notify the Trustee and the Principal Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the Principal Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Principal Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. London time on the Business Day immediately preceding the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. In the case of Definitive Notes, at least 15 days before the subsequent special Record Date, if applicable, the Issuer shall deliver to Holders in accordance with Section 11.1 a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. In the case of Global Notes, at least 15 days before the Default Interest Payment Date, the Issuer shall deliver to Holders in accordance with Section 11.1 a notice that states the Default Interest Payment Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14      ISINs and Common Codes. The Issuer in issuing the Notes may use ISINs or Common Codes, and if so, the Trustee shall use the ISINs and Common Codes in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers or codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in any ISIN or Common Code.

SECTION 2.15      Deposit of Moneys. Prior to 10:00 a.m. London time on the Business Day immediately preceding each interest payment date and Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits a Paying Agent (including the Principal Paying Agent) to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The Issuer shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

SECTION 2.16      Certain Matters Relating to Global Notes. (a) Members of or participants in a Clearing Agency (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or its nominee, or under the Global Note, and the Common Depositary or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or its nominees, or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Note.

(b)            The holder of a beneficial interest in any Global Note may grant proxies and otherwise authorize any person, including the Clearing Agency and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17      Interest. Interest accrued on the Notes will be payable semi-annually in arrears on August 1 and February 1, commencing August 1, 2015, to Holders of record on the immediately preceding July 15 and January 15. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable.

Interest accrued on all Notes then outstanding will be payable in cash.

Article III

REDEMPTION

SECTION 3.1      Optional Redemption. The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.2      Notices to Trustee. If the Issuer elects to redeem the Notes pursuant to Paragraphs 7 or 8 of such Notes, it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 10 days but not more than 60 days before the Redemption Date (or such shorter period as may be acceptable to the Trustee). The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

SECTION 3.3      Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed pursuant to its terms or the terms of the Indenture at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or in compliance with the requirements of each Clearing Agency, or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a pro rata basis, by lot; provided, however, that no Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

SECTION 3.4      Notice of Redemption. At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall deliver to Holders in accordance with Section 11.1, a notice of redemption. Any redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall have been satisfied. At the Issuer’s request made at least 10 days before the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(a)            the Redemption Date;

(b)            the Redemption Prices and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)            the Record Date

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(f)            that, unless the Issuer defaults in making the redemption payment, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(g)            (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(h)            if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(i)            the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(j)            the ISIN or Common Code, and that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on the Notes; and

(k)            whether the redemption is conditional on any events and, if so, a detailed explanation of such conditions.

SECTION 3.5      Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.6      Deposit of Redemption Price. Prior to 10:00 a.m. London time on the Business Day immediately preceding the Redemption Date, the Issuer shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) an amount of cash in euros sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent (including the Principal Paying Agent) shall promptly return to the Issuer any cash in euros so deposited which is not required for that purpose upon the written request of the Issuer. The Issuer shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts, if any, on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.7      Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €100,000 or an integral multiple of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €100,000 or an integral multiple of €1,000 in excess thereof.

Article IV

COVENANTS

SECTION 4.1      Payment of Notes. (a) The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or the Paying Agent (including the Principal Paying Agent) holds prior to 10:00 a.m. London time on that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Priority Agreement.

(b)            Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months

SECTION 4.2      Maintenance of Office or Agency. The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.1. The Issuer and each Guarantor hereby initially designates the office of Smurfit Kappa Packaging LLC, located at 1301 International Parkway, Suite 550, Sunrise, Florida 33323, as its office or agency outside Ireland as required under Section 2.3 hereof.

SECTION 4.3      [Intentionally omitted]

SECTION 4.4      [Intentionally omitted]

SECTION 4.5      Corporate Existence. Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of the Issuer’s Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and the rights (charter and statutory) of the Issuer and each of the Issuer’s Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any of the Issuer’s Subsidiaries, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.6      Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Restricted Lien (other than a Permitted Lien) upon the property of it or any of its Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with IFRS.

SECTION 4.7      Maintenance of Properties and Insurance. (a) The Issuer shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.7 shall prevent the Issuer or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or of the board of directors of any Subsidiary of the Issuer concerned, or of an officer (or other agent employed by the Issuer or of any of its Subsidiaries) of the Issuer or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Issuer or any Subsidiary of the Issuer, and if such discontinuance or disposal is not adverse in any material respect to the Holders. (b) To the extent available at commercially reasonable rates, the Issuer shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

SECTION 4.8      Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries. The Issuer will not cause or permit any of its Subsidiaries that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness under the Existing Senior Notes or any other Public Indebtedness, unless, subject to the limitations set forth in this Indenture:

(1)            such Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 Business Days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee; and

(2)            such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee (unless required to do so under the Priority Agreement);

provided that this covenant shall not be applicable to any guarantee of intercompany Indebtedness where the lender under such Indebtedness is party to the Priority Agreement (but only for so long as the Priority Agreement applies to the Notes).

SECTION 4.9      Compliance with Laws. The Issuer shall, and shall cause its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated or organized or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

SECTION 4.10      Negative Pledge. The Issuer will not, and will not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by the Issuer or any Subsidiary of the Issuer or on any shares of stock of any Subsidiary of the Issuer (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes or any Guarantee) all of the Notes, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence will not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien shall be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this covenant.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.

SECTION 4.11      Waiver of Stay; Extension or Usury Laws. The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12      [Intentionally omitted]

SECTION 4.13      [Intentionally omitted]

SECTION 4.14      [Intentionally omitted]

SECTION 4.15      [Intentionally omitted]

SECTION 4.16      [Intentionally omitted]

SECTION 4.17      Reports. (a) For so long as any Notes are outstanding, the Issuer will provide to each of the Trustee and the Holders of Notes and potential purchasers of Notes:

(1)            within 120 days after the end of SKG’s fiscal year, annual reports containing the following information: (a) audited consolidated balance sheet of SKG as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of SKG for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (b) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; (c) a description of the industry, business, management and shareholders of SKG, all material affiliate transactions, Indebtedness and material financing arrangements and a description of all material contractual arrangements, including material debt instruments; and (d) risk factors and material recent developments;

(2)            within 60 days following the end of each of the first three fiscal quarters in each fiscal year of SKG, quarterly reports containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such quarterly period and unaudited condensed statements of income and cash flow for the quarterly and year- to-date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods for SKG, together with condensed footnote disclosure; (b) an operating and financial review of the unaudited financial statements, including a discussion of the consolidated financial condition and results of operations of SKG and any material change between the current quarterly period and the corresponding period of the prior year; (c) material developments in the business of SKG and its Subsidiaries; (d) financial developments and trends in the business in which SKG and its Subsidiaries are engaged; and (e) material recent developments;

(3)            promptly after the occurrence of (a) any senior management change at SKG; (b) any change in the auditors of SKG; (c) any resignation of a member of the Board of Directors of SKG as a result of a disagreement with SKG; (d) the entering into an agreement that will result in a Change of Control; or (e) any material events that SKG or any of its Subsidiaries announces publicly, in each case, a report containing a description of such events.

(b)            For so long as any Notes are outstanding, the Issuer will provide to the Trustee such other information as SKG is required to make publicly available under the requirements of the Irish Stock Exchange or the London Stock Exchange as a result of having its ordinary shares admitted for trading on such exchanges. Upon complying with the public reporting requirements of the Irish Stock Exchange (regardless of whether SKG’s ordinary shares are admitted for trading on either such exchange, provided that such requirements include an obligation to prepare and make publicly available annual reports, information, documents and other reports with the Irish Stock Exchange or London Stock Exchange, the Issuer will be deemed to have complied with the provisions contained in clauses (1) through (3) of Section 4.17(a).

(c)            Notwithstanding the foregoing, the Issuer will be deemed to have provided such information to the Trustee, the Holders of the Notes and prospective purchasers if such information referenced above in clauses (a)(1) through (a)(3) and (b) of this Section 4.17 has been posted on SKG’s website.

SECTION 4.18      [Intentionally omitted]

SECTION 4.19      Change of Con(a) If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof in the case of Notes that have denominations larger than €100,000) of that Holder’s Notes pursuant to an offer (the “Change of Control . Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to the date of purchase. Within 30 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.19 by virtue of such conflict.

(b)            On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Issuer.

(c)            The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee or the Registrar will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

(d)            In the case of Definitive Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of Global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

(e)            The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date; provided, that if and for so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of the Irish Stock Exchange in Dublin.

(f)            This Section 4.19 will be applicable regardless of whether any other provisions of this Indenture are applicable.

(g)            The Issuer will not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 4.19 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture under Section 3.4 unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

SECTION 4.20      Additional Amounts. (a) At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes or the Guarantees is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers’ Certificate described in this Section 4.20, the Issuer will furnish the Trustee and the Principal Paying Agent, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and the Principal Paying Agent whether such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) or any Guarantee shall be made to the Holders without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of (i) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (ii) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i) and (ii), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of Taxes is then required by law.

(b)            If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Guarantees, including payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts pursuant to Paragraph 2 of the Notes (the “Additional Amounts”).

(c)            The Payor and each Guarantor or successor Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request.

(d)            Wherever in this Indenture or the Notes there are mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described in this Indenture and the Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            The Issuer shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without gross negligence, willful default or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this Section 4.20.

(f)            Obligations under this Section 4.20 will survive any termination, defeasance or discharge of this Indenture.

SECTION 4.21      Payment of Non-Income Taxes and Similar Charges. The Payor and each Guarantor or successor Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Ireland, the United States or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

SECTION 4.22      Compliance Certificate; Notice of Default. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year and upon reasonable request by the Trustee, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant (as applicable) contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, or Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end. Upon becoming aware of, and as of such time that the Issuer should reasonably have become aware of, a Default or Event of Default, the Issuer also shall promptly deliver to the Trustee written notice of any events which would constitute a Default or Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.23      [Intentionally omitted]

SECTION 4.24      [Intentionally omitted]

SECTION 4.25      [Intentionally omitted]

SECTION 4.26      [Intentionally omitted]

SECTION 4.27      Further Instruments and Acts. Upon request of the Trustee, the Issuer and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article V

SUCCESSOR CORPORATION

SECTION 5.1      Consolidation, Merger, and Sale of Assets. The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)            either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia or any member of the European Union;

(2)            the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the Notes, the Indenture and the Priority Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)            immediately after such transaction, no Default or Event of Default exists;

(4)            each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with the Indenture); and

(5)            the Issuer has delivered to the Trustee opinions of tax counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee stating that (A) any payment of principal, redemption price or purchase price of, interest, premium, if any, and Additional Amounts, if any, on the Notes by the Issuer or the Successor Issuer to a Holder (or beneficial owner, if not a Holder) after the consolidation or merger, conveyance, transfer or lease of assets will be exempt from the Taxes defined under “—Withholding Taxes,” above, and (B) no other taxes on income (including taxable capital gains) will be payable under the laws of the Relevant Taxing Jurisdiction by a Holder (or beneficial owner, if not a Holder) who is not and is not deemed to be a resident of the Relevant Taxing Jurisdiction and does not carry on a trade in the Relevant Taxing Jurisdiction through a branch, agency or permanent establishment to which the Notes of that Holder or beneficial owner are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such Relevant Taxing Jurisdiction) in respect of the acquisition, ownership or disposition of Notes, including the receipt of principal, interest, premium, if any, or Additional Amounts, if any, pursuant to the Notes.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

SECTION 5.2      Successor Corporation Substituted. If any such consolidation, merger, sale, assignment, transfer, conveyance or disposition is consummated without causing an Event of Default, then the Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Issuer had been named as the Issuer herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

Article VI

DEFAULT AND REMEDIES

SECTION 6.1      Events of Default. Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)            a default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, the Notes;

(2)            a default in payment when due of the principal of, or premium, if any, on the Notes;

(3)            a failure by the Issuer or any of its Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in this Indenture;

(4)            a default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a)	is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates €50.0 million or more;

(5)            (A) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Subsidiaries), would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

SECTION 6.2      Acceleration. In the case of an Event of Default arising under Section 6.1(5) hereof, the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of Notes then outstanding) shall by notice in writing to the Issuer or the Holders of at least 25% in principal amount of the then outstanding Notes may by notice in writing to the Issuer and the Trustee, declare all Notes to be due and payable, and any such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration” (the “Acceleration Notice”), and the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes shall become immediately due and payable. In the event of any Event of Default specified in Section 6.1(4), such Event of Default and all consequences thereof (including any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

SECTION 6.3      Other Remedies. Subject to Section 11.3(c), if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4      The Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.5      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

SECTION 6.7      Waiver of Past Defaults. Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default (except with respect to a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts, if any, and other monetary obligations on the Notes) and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Default or Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8      Control by Majority. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities, costs and expenses incurred by it in taking or not taking such action.

SECTION 6.9      Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest when due and Additional Amounts, if any, no Holder may pursue any remedy with respect to this Indenture or the Notes, unless:

(1)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)            such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee, against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)            the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 8.9 hereof), the right of any Holder to receive payment of principal of, premium, if any, interest and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.11      Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest or Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid and Additional Amounts, if any, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.12      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13      Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.6, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and Third: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and a payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

SECTION 6.14      Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.16      Additional Payments. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Article VII

TRUSTEE

SECTION 7.1      Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee indemnity or security to its satisfaction against any loss, liability, cost or expense.

(b)            Except during the continuance of an Event of Default actually known to the Trustee:

(1)            The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)            In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 11.3 furnished to the Trustee or Agent and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own bad faith or willful misconduct, except that:

(1)            This paragraph does not limit the effect of subsection (b) of this Section 7.1.

(2)            Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was grossly negligent in ascertaining the pertinent facts.

(3)            The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

(d)            No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

(f)            Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(g)            Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or Agent shall be subject to the provisions of this Section 7.1.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities it which it may serve, and to each Agent, custodian and other person employed to act hereunder.

SECTION 7.2      Rights of Trustee. Subject to Section 7.1:

(a)            The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s Trust & Security Services office has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Trust & Security Services and such notice references the Notes generally, the Issuer or this Indenture.

(b)            Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer, as the case may be, may be sufficiently evidenced by a Board Resolution.

(c)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.3 and 11.4. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d)            The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(e)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, gross negligence or bad faith.

(f)            The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)            Subject to Section 9.2, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.3      Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.9 and 7.10.

SECTION 7.4      Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, any Guarantee, the Priority Agreement or the offering materials related to this Indenture or the Notes; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5      Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Note, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.6      Compensation and Indemnity. The Issuer shall pay to the Trustee and the Agents from time to time such reasonable compensation as the Issuer and the Trustee shall from time to time agree upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the reasonable fees and expenses of the Trustee’s legal counsel, Latham & Watkins LLP, no later than the Closing Date in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without gross negligence, willful misconduct or bad faith on its part, as determined by a court of competent jurisdiction in a final non-appealable decision in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer’s expense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer’s obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

SECTION 7.7      Replacement of Trustee. The Trustee and any Agent may resign at any time upon 30 days’ prior written notice to the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or Agent by so notifying the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor trustee or agent with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this section. The Issuer may remove the Trustee or an Agent if:

(1)            the Trustee or Agent, as the case may be, fails to comply with Section 7.9;

(2)            the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

(3)            a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

(4)            the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Issuer.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each Holder.

If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8      Successor Trustee by Merger, etc. If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.9      Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or a Member State of the European Union or a political subdivision thereof, that is authorized under examination by federal or state authorities or by the authorities of a Member State of the European Union or a political subdivision thereof. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

SECTION 7.10      Disqualification; Conflicting Interests. Within 90 days after becoming aware that a material conflict of interest exists between the Trustee’s role as a trustee and any other capacity, the Trustee shall either (i) eliminate such conflict of interest or (ii) resign from office; provided, however, that this Indenture, the Notes and the Guarantees shall remain valid notwithstanding a material conflict of interest of the Trustee.

SECTION 7.11      [Intentionally omitted]

SECTION 7.12      Force Majeure. In no event shall the Trustee or Agent, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

SECTION 7.13      Consequential Loss. Notwithstanding anything to the contrary in this Indenture, in no event shall the Trustee or Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of such loss or damage and regardless of the form of action.

Article VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1      Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2      Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Guarantees, in each case on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due (including on a Redemption Date) from the trust created pursuant to this Indenture;

(2)            the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith set forth in Article VII hereof; and

(4)            this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes. If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 8.3      Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Guarantors shall be released from any obligations under the covenants contained in Sections 4.5 (other than with respect to the Issuer), 4.10, 4.17, 4.19 and 4.27 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in clause (3) (insofar as it relates to Sections 4.5 (other than with respect to the Issuer), 4.8, 4.10, 4.17, 4.19, and 4.27 hereof), (4) and (5) (other than with respect to the Issuer) of Section 6.1 hereof.

SECTION 8.4      Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in euros in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee (x) an Opinion of Counsel in the United States confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and (y) an Opinion of Counsel in Ireland to the effect that (A) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Legal Defeasance and will be subject to Irish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee (x) an Opinion of Counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (y) an Opinion of Counsel in Ireland to the effect that (A) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Covenant Defeasance and will be subject to Irish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

(4)            no Default or Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the later of (A) the 91st day after the date of deposit or (B) the day immediately following the last day on which payment of or the deposit with respect to any such Note may be set aside as a preferential payment under applicable law;

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)            the Issuer must have delivered to the Trustee an Opinion of Counsel in the United States and Ireland to the effect that, assuming no intervening bankruptcy or insolvency of the Issuer between the date of deposit and the 91st day following the deposit or, if longer, the day immediately following the last day on which the deposit may be set aside as a preferential payment under U.S. or Irish law (including section 286 of the Companies Act 1963), and assuming that no Holder is an “insider” or a “connected person” of the Issuer under U.S. or Irish bankruptcy law, after such day following the deposit, the trust funds will not be subject to the effect of any U.S. or Irish bankruptcy, insolvency, reorganization, examinership or similar laws affecting creditors’ rights generally;

(7)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(8)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5      Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(1)            either (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee or the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and cash in euro in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any other Indebtedness in a principal amount in excess of €50.0 million;

(3)            the Issuer and each Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

SECTION 8.6      Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes and the Guarantees referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, each Guarantor and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1, 4.2, 4.5 (only with respect to the Issuer), 4.6, 4.7, 4.9, 4.11, 4.20, 4.21, 4.22, 6.10, Article VII, Article VIII and Section 11.11 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7      Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.8      Application of Trust Moneys. All cash in euros deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.9      Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders or, if and so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, the Issuer will inform the Companies Announcement Office of the Irish Stock Exchange in Dublin or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, the Issuer will inform the Companies Announcement Office of the Irish Stock Exchange in Dublin)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.10      Reinstatement. If the Trustee or any Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1      Without Consent of Holders of Notes. Notwithstanding Section 9.2 hereof, the Issuer, the Guarantors and the Trustee together may amend or supplement this Indenture, the Notes, the Guarantees or the Priority Agreement without the consent of any Holder of a Note:

(1)            to cure any ambiguity, defect, error or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of Definitive Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(3)            to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

(5)            to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(6)            to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(7)            to add additional parties to the Priority Agreement to the extent permitted hereunder and thereunder; or

(8)            to terminate the Priority Agreement to the extent permitted hereunder.

Without the consent of the Holders of 80% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

For so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, the Issuer will give notice to the Companies Announcement Office of the Irish Stock Exchange in Dublin of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to the Offering Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

Notwithstanding anything to the contrary in this Section 9.1, in order to effect an amendment authorized by this Section 9.1 to add a Guarantor under this Indenture, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by (i) the Issuer, (ii) such additional Guarantor and (iii) the Trustee.

SECTION 9.2      With Consent of Holders of Notes. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the Priority Agreement with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture, the Notes, the Guarantees or the Priority Agreement may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any Note;

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Paragraphs 7 and 8 of the Notes;

(5)            waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on the Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(6)            make any Note payable in money other than that stated in the Notes;

(7)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, interest, premium or Additional Amounts, if any, on such Notes or the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any guarantee in respect thereof;

(8)            waive a redemption payment with respect to any Note;

(9)            make any change in the provisions of this Indenture described in Section 4.20 hereof that adversely affects the rights of any Holder of such Notes or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof; or

(10)            make any change in the preceding amendment and waiver provisions.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

After an amendment, supplement or waiver under the foregoing paragraph becomes effective, the Issuer shall, in the case of Definitive Notes, mail to the Holders of the Notes a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver. In addition, for so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, the Issuer will give notice of any amendment, supplement and waiver to the Companies Announcement Office of the Irish Stock Exchange in Dublin.

SECTION 9.3      Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

(b)            The Issuer may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.4      Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5      Trustee to Sign Amendments, etc. The Trustee shall, at the cost and expense of the Issuer, execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that (i) the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and (ii) constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms; provided that the Trustee may, in its sole discretion, waive the requirement of an Opinion of Counsel with respect to clause (i).

Article X

GUARANTEES

SECTION 10.1      Guarantee. (a) Subject to the provisions of Section 10.2 hereof and any other limitations under applicable law, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). Each Guarantor further agrees (to the extent permitted by and subject to requirements under applicable law) that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X (to the extent permitted by applicable and subject to requirements under applicable law) notwithstanding any extension or renewal of any Guarantee Obligation.

(b)            To the extent permitted by law, each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guarantee Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guarantee Obligations. The obligations of each Guarantor hereunder shall not (to the extent permitted by and subject to requirements under applicable law) be affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer, any other Guarantor or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Priority Agreement or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; or (e) any change in the ownership of the Issuer.

(c)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantee Obligations.

(d)            Subject to the provisions of Section 10.2 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantee Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent permitted by law) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent permitted by law) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Note, the Priority Agreement or any other agreement, (ii) any waiver or modification of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of the Guarantee Obligations, or (iv) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(e)            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Amounts, if any, on any of the Guarantee Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization (including examinership) of the Issuer or otherwise.

(f)            Subject to the provisions of Section 10.2 hereof, in furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantee Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for and on behalf of itself and the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantee Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantee Obligations then due and owing (but only to the extent not prohibited by law). Payments made under this guarantee shall be made to the Trustee on behalf of the Holders.

(g)            Each Guarantor further agrees that, as between it, on the one hand, and the Holders, on the other hand, but subject always to Section 10.2 hereof, (x) the maturity of the Guarantee Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantee Obligations, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of its Guarantee.

(h)            Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i)            Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 10.2      Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or transfer or similar laws affecting the rights of creditors generally.

(b)            The liability of each Parent Guarantor and Subsidiary Guarantor under this Article X shall be limited to the extent of the limitations (if any) set out in Exhibit E or in any supplemental indenture executed by a Subsidiary providing for a Guarantee.

SECTION 10.3      Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4      No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.5      Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.6      Release of Guarantor. The Guarantee of a Guarantor will be released:

(1)            with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary;

(2)            with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary, if such Subsidiary Guarantor ceases to be a Subsidiary as a result of such sale or other disposition;

(3)            with respect to a Subsidiary Guarantor, not more than 30 consecutive days have lapsed since the aggregate principal amount outstanding of Indebtedness of the Parent under the Senior Facility Agreement (determined on a consolidated basis in accordance with IFRS) and any undrawn uncancelled commitments thereunder both (i) represents less than 30% of the sum of the Senior Secured Indebtedness of the Parent and any undrawn uncancelled commitments under the Senior Facility Agreement and (ii) is less than €1.0 billion, upon the permanent release or discharge of the guarantee or other obligation of such Subsidiary Guarantor under the Senior Facility Agreement or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Subsidiary Guarantor under the Existing Senior Notes has been released or is concurrently released;

(4)            by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee the Issuer’s obligations under any of the Existing Senior Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);

(5)            in accordance with Article IX;

(6)            upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes; or

(7)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided for in Article VIII;

provided, however, that in the case of clauses (1) and (2) above, the Issuer provides an Officers’ Certificate to the Trustee to the effect that the Issuer will comply with its obligations under Section 4.6.

At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.7      Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.8 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect (i) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and (ii) that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and to such other matters as the Trustee may reasonably request; provided that the Trustee may, in its sole discretion, waive the requirement of an Opinion of Counsel with respect to clause (i).

Article XI

MISCELLANEOUS

SECTION 11.1      Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuer or any Guarantor:

Attention: Secretary
Smurfit Kappa Acquisitions
Beech Hill
Clonskeagh
Dublin 4
Ireland
Facsimile: +353-1-283-7113

with a copy to:

Attention: Mr. Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654

United States

Facsimile: +1-312-862-2200

if to the Trustee:

Attention: Trust & Securities Services, Global Debt Services
Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB
England Telecopier: +44-207-547-6149

if to the Principal Paying Agent or Transfer Agent:

Attention: Trust & Securities Services
Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent
Winchester House
1 Great Winchester Street
London EC2N 2DB
England
Telecopier: +44-207-547-6149

if to the Registrar:

Deutsche Bank Luxembourg S.A.
2, boulevard Konrad Adenauer
L-1115 Luxembourg
Telecopier: +352-473-136

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

In the case of Definitive Notes, all notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. And, so long as any of the Notes are listed on the Irish Stock Exchange, and the rules of the Irish Stock Exchange so require, notices will be given to the Companies Announcement Office of the Irish Stock Exchange in Dublin. Each such notice shall be deemed to have been given on the date of such publication, or, if published more than once on different dates, on the first date on which publication is made, provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to the Clearing Agency, which will give notice of such notice to the holders of beneficial interests in the Notes and all notices that are required to be delivered to Holders will be deemed delivered for purposes of this Indenture if delivered to such Clearing Agencies for communication to holders of book-entry interests. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Person if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.2      Communications by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 11.3      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)            an Opinion of Counsel (which shall include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.4      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with,

provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officers’ Certificate or a certificate of a public official.

SECTION 11.5      Rules by Trustee, Paying Agent, Registrar. The Trustee, the Paying Agent, the Principal Paying Agent or the Registrar may make reasonable rules for its functions.

SECTION 11.6      Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.7      Governing Law. This Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.8      Submission to Jurisdiction; Appointment of Agent for Service. To the fullest extent permitted by applicable law, the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Smurfit Kappa Packaging LLC (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer represents and warrants that the Authorized Agent has accepted such appointment and irrevocably agreed to act as said agent for service of process. The Issuer agrees that service of process upon its Authorized Agent and written notice of said service to the Issuer, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Issuer arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in Ireland and the Issuer expressly accepts the jurisdiction of any such court in any such action. The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 11.8 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters. Each and any Guarantor organized in Mexico further agrees that any service of process or notice made at the domicile of the Authorized Agent located at 1301 International Parkway, Suite 550, Sunrise, Florida 33323 (or any other domicile that the Authorized Agent notifies to the parties hereto in writing) shall be acceptable and that they will grant an irrevocable power of attorney to the Authorized Agent for lawsuits and collections to authorize it to act as process agent for the purposes herein.

SECTION 11.9      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10      No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders. No director, officer, employee, incorporator or shareholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, this Indenture or the Priority Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11      Currency Indemnity. The euro is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages. Any amount received or recovered in a currency other than euro whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under any Note, any Guarantee or to the Trustee, the Issuer and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuer and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this Section 11.11, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

SECTION 11.12      Currency Calculation. Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euroequivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

SECTION 11.13      Information. For so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, copies of this Indenture will be made available through the offices of the Irish listing agent.

SECTION 11.14      Successors. All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.15      Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 11.16      Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.17      Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.18      Termination of Priority Agreement. On or following the Issue Date, the Trustee, on behalf of itself and the Holders of the Notes and at the request and expense of the Issuer, will accede to the Priority Agreement. Each Holder, by accepting a Note, consents and agrees to the terms and conditions of the Priority Agreement. The Parent shall be entitled, upon written notice by the Parent to the Trustee, to terminate the Priority Agreement as to itself, the Issuer and all of the Guarantors, in its sole discretion and without any action on the part of the Trustee or any of the Holders of the Notes at any time after which the holders of any of the Existing Senior Notes are no longer entitled to the benefits of, or otherwise subject to the terms or conditions of, the Priority Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

SIGNED and DELIVERED as a deed for and on behalf of SMURFIT KAPPA ACQUISITIONS by its duly authorised attorney in the presence of

Michael McDonald	/s/ Michael O’Riordan
Signature
/s/ Michael McDonald
Witness (Signature)

Wilton Place, Fitzwilton House, Dublin 2
Print Address

Solicitor
Witness Occupation

Signature Page to Indenture

SIGNED and DELIVERED as a deed for and on behalf of Smurfit Kappa Investments Limited by its duly authorised attorney

in the presence of Michael McDonald	/s/ Michael O’Riordan
Signature
/s/ Michael McDonald
Witness (Signature)

Wilton Place, Fitzwilton House, Dublin 2
Print Address

Solicitor
Witness Occupation

Signature Page to Indenture

SIGNED and DELIVERED as a deed for and on behalf of Smurfit Kappa Group plc by its duly authorised attorney

in the presence of Michael McDonald	/s/ Michael O’Riordan
Signature
/s/ Michael McDonald
Witness (Signature)

Wilton Place, Fitzwilton House, Dublin 2
Print Address

Solicitor
Witness Occupation

Signature Page to Indenture

Deutsche TrustEE Company LIMITED, as Trustee

By:	/s/ Mahen Surnam
Name: Mahen Surnam Title: Associate Director

By:	/s/ Miriam Keeler
Name: Miriam Keeler Title: Associate Director

Signature Page to Indenture

Deutsche BANK AG, London Branch, as Principal Paying Agent and Transfer Agent

By:	/s/ Mahen Surnam
Name: Mahen Surnam Title: VP

By:	/s/ Miriam Keeler
Name: Miriam Keeler Title: Director

Signature Page to Indenture

Deutsche BANK LUXEMBOURG S.A., as Registrar

By:	/s/ Mahen Surnam
Name: Mahen Surnam Title: Associate

By:	/s/ Miriam Keeler
Name: Miriam Keeler Title: Attorney

Signature Page to Indenture

SIGNED and DELIVERED as a deed for and on behalf of Smurfit Kappa Treasury by its duly authorised attorney

in the presence of Michael McDonald	/s/ Michael O’Riordan
Signature
/s/ Michael McDonald
Witness (Signature)

Wilton Place, Fitzwilton House, Dublin 2
Print Address

Solicitor
Witness Occupation

Signature Page to Indenture

SIGNED and DELIVERED as a deed for and on behalf of Smurfit Kappa Treasury Funding Limited by its duly authorised attorney

in the presence of Michael McDonald	/s/ Michael O’Riordan
Signature
/s/ Michael McDonald
Witness (Signature)

Wilton Place, Fitzwilton House, Dublin 2
Print Address

Solicitor
Witness Occupation

Signature Page to Indenture

Smurfit International B.V.

By:	/s/ Michael O’Riordan
Name:	Michael O’Riordan
Title:	Proxyholder

Signature Page to Indenture

SCHEDULE A

SUBSIDIARY GUARANTORS

Name	Jurisdiction	Registration Number (or equivalent, if any)
Smurfit Kappa Cartomills SPRL (previously Cartomills SPRL)	Belgium	0448.776.735
Smurfit Kappa Turnhout N.V. (previously Kappa Turnhout NV)	Belgium	0437.837.016
Fibras Limited	Bermuda	12616
S.I. Holdings Limited	Bermuda	11114
Smurfit Canada Holdings Limited	Canada	New Brunswick Corporation 507606
Smurfit Kappa Czech s.r.o. (previously Kappa Packaging Czech, s.r.o.)	Czech Republic	25105582
Kappa Packaging Danmark Holding ApS	Denmark	29 17 75 62
Smurfit Kappa Danmark A/S (previously Kappa Packaging Danmark A/S)	Denmark	81 87 66 14
Cundell Group Holdings Limited	England	02340016
Smurfit Kappa Packaging UK Limited (previously Kappa Packaging UK Limited)	England	03566845
Smurfit Corrugated Holdings	England	01763645
Smurfit Corrugated UK Limited	England	00700242
Smurfit Kappa Investments UK Limited	England	02014441
Smurfit Kappa UK Limited	England	01017013
Smurfit Ward Limited	England	02891814
Smurfit Kappa Participations SAS	France	437 631 138 RCS Creteil
Smurfit Kappa Cellulose du Pin SAS	France	572 142 198 RCS Bordeaux
Smurfit Kappa C.D. Haupt Beteiligungs GmbH (previously Smurfit Kappa C.D. Haupt Beteiligungs GmbH & Co. KG)	Germany	Commercial Register of local court of Korbach, Germany no. HRB 1740

Smurfit Kappa C.D. Haupt Papier-und Pappenfabrik GmbH	Germany	Commercial register of local court of Korbach, Germany, no. HRB 1612
Smurfit Kappa Deutschland GmbH	Germany	Commercial register of local court of Hamburg, Germany, no. HRB 90813
Smurfit Kappa GmbH	Germany	Commercial register of local court of Hamburg, Germany, no. HRB 82102
Smurfit Kappa Grundstucks-Verwaltungsgesellschaft Europa Carton mbH	Germany	Commercial Register of local court of Hamburg, Germany no. HRB 9823
Smurfit Kappa Herzberger Grundstucks GmbH	Germany	Commercial register of local court of Gottingen, Germany, no. HRB 120478
Smurfit Kappa Herzberger Wellpappe GmbH	Germany	Commercial register of local court of Gottingen, Germany, no. HRB 120286
Smurfit Kappa Leasing GmbH	Germany	Commercial register of local court of Hamburg, no. HRB 14941
Smurfit Kappa Packaging GmbH	Germany	Commercial register of local court of Hamburg, Germany, no. HRB 111621
Smurfit Kappa Papierverwaltungsgesellschaft Wrexen mbH	Germany	Commercial register of local court of Korbach, Germany, no. HRB 1010
Smurfit Kappa Recycling GmbH	Germany	Commercial Register of local court of Hamburg, Germany no. HRB 8368
Smurfit Kappa Wellpappenwerk Schneverdingen GmbH (previously Smurfit Kappa Schnev er dinger Wellpappenwerk GmbH)	Germany	Commercial register of local court of Luneburg, Germany no. HRB 101891
Smurfit Kappa Wellpappenwerk Waren GmbH	Germany	Commercial register of local court of Neubrandenburg, no. HRB 304
Smurfit Kappa Zulpich Papier GmbH	Germany	Commercial register of local court of Bonn, Germany, no. HRB 11173
Smurfit Kappa Zulpich Papiermaschine GmbH	Germany	Commercial register of local court of Bonn, Germany, no. HRB 11722
Gillridge Holdings Limited	Gibraltar	Commercial register of Gibraltar, no. 34838
Sandlee Investments Limited	Gibraltar	Commercial register of Gibraltar, no. 34837

Wilshaw Investments Limited	Gibraltar	Commercial register of Gibraltar, no. 27619
Belgray Holdings	Ireland	55866
Brenchley Limited	Ireland	8628
Central Waste Paper Company Limited (previously Southern Waste Limited)	Ireland	66062
Claystoke Limited (previously Claystoke Investments Limited)	Ireland	325480
Crayside Limited	Ireland	321264
Damous Limited	Ireland	181223
Gorda Limited	Ireland	85693
Gweebara Limited	Ireland	45075
Headley Holdings	Ireland	63551
Iona Print Limited	Ireland	39529
Jefferson Smurfit & Sons, Limited	Ireland	7345
Margrave Investments Limited	Ireland	363510
Smurfit Kappa Leasing (previously Smurfit Capital Leasing)	Ireland	224165
Smurfit Kappa Treasury (previously Smurfit Capital)	Ireland	177324
Smurfit Kappa Treasury Funding Limited (previously Smurfit Capital Funding Limited)	Ireland	239631
Smurfit Corrugated Ireland (previously Smutfit Corrugated Ireland Limited)	Ireland	49977
Smurfit International Limited	Ireland	45909
Smurfit Investments (Ireland) Limited	Ireland	32153
Smurfit Kappa Ireland Limited (previously Smurfit Ireland Limited)	Ireland	2263
Smurfit Kappa News Press Limited (previously Smutfit News Press Limited)	Ireland	319020
Smurfit Kappa Packaging Limited (previously Smurfit Packaging Corporation Limited)	Ireland	8610
Smurfit Kappa Services Limited (previously Smurfit Services Limited)	Ireland	88814
Smurfit Kappa Irish Paper Sacks Limited (previously Smurfit Irish Paper Sacks Limited)	Ireland	364335
Smurfit Kappa Italia S.p.A.	Italy	07034140157
Smurfit Kappa Holdings Italia S.p.A.	Italy	01912140066
Corrugados de Baja California, S. de R.L. de C.V.	Mexico	28082*2
Grupo Smurfit Mexico, S.A. de C.V.	Mexico	25056
Smurfit Carton y Papel de Mexico, S.A. de C.V.	Mexico	626
Smurfit Servicios Financieros, S.A. de C.V., S.O.F.O.M., E.N.R.	Mexico	406485
Tenedora Smurfit, S.A. de C.V.	Mexico	20090*7
Cobra Golfkarton B.V.	Netherlands	20039982
Kappa Graphic Board USA B.V.	Netherlands	02332136
Kappa Packaging International B.V.	Netherlands	33303997
Kappa Packaging Nederland Holding B.V.	Netherlands	33303998
Packaging Investments Holdings (PIH) B.V.	Netherlands	33210609
Packaging Investments International (PII) B.V.	Netherlands	33211336
Packaging Investments Netherlands (PIN) B.V	Netherlands	33195617
Smurfit Corrugated B.V.	Netherlands	33152690

Smurfit Holdings B.V.	Netherlands	33175753
Smurfit Investments B.V.	Netherlands	33175365
Smurfit International B.V.	Netherlands	33149443
Smurfit Kappa Attica B.V. (previously Kappa Attica B. V.)	Netherlands	02300918
Smurfit Kappa B.V. (previously Kappa Packaging B.V.)	Netherlands	33302227
Smurfit Kappa Corrugated Benelux B.V. (previously CBNederlandB.V.)	Netherlands	32062689
Smurfit Kappa Corrugated Division B.V. (previously Corrugated Europe B.V.)	Netherlands	14628279
Smurfit Kappa ELCORR B.V. (previously Smutfit Kappa Oudenbosch Gojkarton B.V.)	Netherlands	20045250
Smurfit Kappa Finance B.V. (previously JSG Finance B. V.)	Netherlands	34192622
Smurfit Kappa MNL Golfkarton B.V.(previously Smurfit Kappa De Zeeuw Gotjkarton B.V.)	Netherlands	08029414
Smurfit Kappa Nederland B.V. (previously Kappa Packaging Nederland B.V.)	Netherlands	14628280
Smurfit Kappa Paper Services B.V. (previouslyKappa ContainerboardB.V.)	Netherlands	32065886
Smurfit Kappa Roermond Papier B.V. (previously Kappa Roermond Papier B.V.)	Netherlands	13027128
Smurfit Kappa Specialties Division B.V. (previously Kappa Solid Board Division B.V.)	Netherlands	32059345
Smurfit Kappa Trimbach B.V. (previously Kappa Trimbach B.V.)	Netherlands	20018683
Smurfit Kappa Triton B.V. (previously Kappa Triton B.V.)	Netherlands	02327520
Smurfit Kappa TWINCORR B.V. (previously Kappa TWINCORR B.V.)	Netherlands	04029267
Smurfit Kappa Vandra B.V. (previously Kappa Vandra Gojkarton B.V.)	Netherlands	20000623
Smurfit Kappa Norge AS (previously Smurfit Sundland-Eker AS)	Norway	956 786 649
Smurfit Kappa Iberoamericana S.A. (previously Kappa Iberoamericana S.A.)	Spain	Commercial Registry of Alicante, at Volume 1.361, Folio 37, Sheet A-9.447
Smurfit Kappa Nervion S.A.	Spain	Commercial Registry of Vizcaya at Volume 2,280, Folio 166 and BI-171
Smurfit Kappa Espana, S.A. (previously Smurfit Espana S.A.)	Spain	Commercial Registry of Madrid at Volume 2330, Folio 200, Sheet M-40,989
Smurfit Kappa Kraftliner Pitea AB	Sweden	556040-5960
Smurfit Kappa Packaging Sweden AB	Sweden	556596-1348
Smurfit Kappa Sverige Holding AB	Sweden	556117-7329
Smurfit Kappa Packaging AB	Sweden	556029-6344
Smurfit Holdings AB	Sweden	556519-1201
Smurfit Kappa Lagamill AB	Sweden	556140-5696
Smurfit Kappa Sverige AB	Sweden	556037-6898
Smurfit Kappa Holdings US Inc.	United States (Delaware)	5215279

Smurfit Kappa Orange County LLC (previous/y Orange County Container Group LLC)	United States (Delaware)	4570347
CSI Texas Holdings, Inc.	United States (Texas)	22365600
OCC Holdings, Inc.	United States (California)	3155179
OCC Group, LLC	United States (California)	200831710011

EXHIBIT A TO THE
INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Global Securities Legend]

UNLESS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Regulation S Securities Legend]

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF THIS SECURITY WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Restricted Securities/Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA “), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA, NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

SMURFIT KAPPA ACQUISITIONS

2.75% SENIOR NOTE DUE 2025

Common Code: [Regulation S: 111729875] / [Rule 144A: 111729859]

ISIN: [Regulation S: XS1117298759] / [Rule 144 A: XS1117298593]

No. __

SMURFIT KAPPA ACQUISITIONS, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay € to or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2025.

Interest Payment Dates: August 1 and February 1, commencing August 1, 2015.

Record Dates: July 15 and January 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated: February 16, 2015

SMURFIT KAPPA ACQUISITIONS

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,

as Authenticating Agent for

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated: ___________________________________

[FORM OF REVERSE]

SMURFIT KAPPA ACQUISITIONS

2.75% SENIOR NOTE DUE 2025

1.            Interest. SMURFIT KAPPA ACQUISITIONS, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable semi-annually in arrears on August 1 and February 1 in each year, commencing on August 1, 2015. The Issuer will make each interest payment to the Holders of record on the immediately preceding July 15 and January 15. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the Notes will accrue at the rate of 2.75% per annum. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organised or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or beneficial owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or beneficial owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed on a payment to an individual and required to be made pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, such Directive;

(8)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(9)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(10)            any combination of clauses (1) through (9) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (10) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent and Registrar. Initially, Deutsche Bank AG, London Branch, will act as Principal Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of February 16, 2015 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A., as Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 2.75% Senior Notes due 2025 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8, none of the Notes will be redeemable at the Issuer’s option prior to November 1, 2024.

At any time prior to November 1, 2024, the Issuer may redeem the Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such Note on November 1, 2024, plus (ii) all required interest payments due on such Note through November 1, 2024 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Bund Rate as of such date of redemption plus 50 basis points calculated by the Issuer, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after November 1, 2024, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, in the event that the Issuer effects an optional redemption of the Notes, the Issuer will inform the Companies Announcement Office of the Irish Stock Exchange in Dublin of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture, the Priority Agreement and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            Acceptance of Terms and Conditions. The Indenture provides that each Holder, by accepting a Note, consents and agrees to the terms and conditions of the Priority Agreement and acknowledges that, upon written notice by the Parent to the Trustee, the Parent is permitted to terminate the Priority Agreement as to itself, the Issuer and all of the Guarantors in its sole discretion and without any action on the part of the Trustee or the Holders, at any time after which the holders of any of the Existing Senior Notes are no longer entitled to the benefits of, or otherwise subject to the terms or conditions of, the Priority Agreement.

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar and the Paying Agent and transfer agents may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

20.            Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer and its Subsidiaries to incur additional Indebtedness secured by a Lien, limit the ability of the Issuer’s Subsidiaries to guarantee the Existing Senior Notes or any other Public Indebtedness without guaranteeing the Notes and limit the ability of the Issuer to enter into and consummate certain mergers and consolidations or sales of all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

21.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

22.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

23.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

24.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

25.            Authentication. This Note shall not be valid until the Trustee or

Authenticating Agent signs the certificate of authentication on this Note.

26.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

27.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

28.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €      . The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date: __________________

Your Signature: __________________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B

TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Regulation S Securities Legend]

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF THIS SECURITY WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Restricted Securities/Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA “), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA, NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SMURFIT KAPPA ACQUISITIONS
2.75% SENIOR NOTE DUE 2025

Common Code: [Regulation S: 111729875] / [Rule 144A: 111729859]

ISIN: [Regulation S: XS1117298759] / [Rule 144 A: XS1117298593]

No. __

SMURFIT KAPPA ACQUISITIONS, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay € ____ to _________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2025.

Interest Payment Dates: August 1 and February 1, commencing August 1, 2015.

Record Dates: July 15 and January 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated: February 16, 2015

SMURFIT KAPPA ACQUISITIONS

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,

as Authenticating Agent for

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated: ___________________________________

[FORM OF REVERSE]

SMURFIT KAPPA ACQUISITIONS

2.75% SENIOR NOTE DUE 2025

1.            Interest. SMURFIT KAPPA ACQUISITIONS, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable semi-annually in arrears on August 1 and February 1 in each year, commencing on August 1, 2015. The Issuer will make each interest payment to the Holders of record on the immediately preceding July 15 and January 15. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the Notes will accrue at the rate of 2.75% per annum. Interest accruing on all Notes then outstanding will be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on -account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organised or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or beneficial owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or beneficial owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed on a payment to an individual and required to be made pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, such Directive;

(8)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(9)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(10)            any combination of clauses (1) through (9) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (10) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. With respect to payments in euros, if (i) a Holder has given wire transfer instructions to the Issuer and the Paying Agent in writing, (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment and (iii) for so long as the Notes are listed on the Irish Stock Exchange, such holder has also provided such notice to the Paying Agent, then the Issuer will pay all interest, premium and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Issuer may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder’s Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Issuer elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent and Registrar. Initially, Deutsche Bank AG, London Branch, will act as Principal Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of February 16, 2015 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A., as Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 2.75% Senior Notes due 2025 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8, none of the Notes will be redeemable at the Issuer’s option prior to November 1, 2024.

At any time prior to November 1, 2024, the Issuer may redeem the Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such Note on November 1, 2024, plus (ii) all required interest payments due on such Note through November 1, 2024 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the Bund Rate as of such date of redemption plus 50 basis points calculated by the Issuer, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after November 1, 2024, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the Notes are admitted to the Global Exchange Market of the Irish Stock Exchange, and the rules of the Global Exchange Market of the Irish Stock Exchange so require, in the event that the Issuer effects an optional redemption of the Notes, the Issuer will inform the Companies Announcement Office of the Irish Stock Exchange in Dublin of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or

Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest, and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture, the Priority Agreement and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            Acceptance of Terms and Conditions. The Indenture provides that each Holder, by accepting a Note, consents and agrees to the terms and conditions of the Priority Agreement and acknowledges that, upon written notice by the Parent to the Trustee, the Parent is permitted to terminate the Priority Agreement as to itself, the Issuer and all of the Guarantors in its sole discretion and without any action on the part of the Trustee or the Holders, at any time after which the holders of any of the Existing Senior Notes are no longer entitled to the benefits of, or otherwise subject to the terms or conditions of, the Priority Agreement.

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar and the Paying Agent and transfer agents may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

20.            Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer and its Subsidiaries to incur additional Indebtedness secured by a Lien, limit the ability of the Issuer’s Subsidiaries to guarantee the Existing Senior Notes or any other Public Indebtedness without guaranteeing the Notes and limit the ability of the Issuer to enter into and consummate certain mergers and consolidations or sales of all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

21.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

22.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

23.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

24.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

25.            Authentication.      This Note shall not be valid until the Trustee or

Authenticating Agent signs the certificate of authentication on this Note.

26.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

27.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

28.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Issuer.

The agent may substitute another to act for him.

Date:_______________	Your Signature: __________________________________

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date: ___________________

Your Signature: ___________________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
(TRANSFERS PURSUANT TO SECTION 2.7(B) OF THE INDENTURE)

Smurfit Kappa Acquisitions
c/o Deutsche Trustee Company Limited, as Trustee
Winchester House 1 Great Winchester Street London EC2N 2DB
England
Attention: Trust & Security Services

Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent Winchester House

1 Great Winchester Street

London EC2N 2DB

England

RE: 2.75% Senior Notes due 2025 (the “Notes”) of Smurfit Kappa Acquisitions (the “Issuer”)

Reference is hereby made to the Indenture, dated as of February 16, 2015 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A., as Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

This letter relates to € _____ (being any integral multiple of €1,000 in excess of €100,000) principal amount of Notes which are evidenced by Rule 144A Global Notes (ISIN No. XS1117298593; Common Code 111729859) and held by you on behalf of the Common Depositary who in turn is holding an interest therein on behalf of the undersigned (the “Transferor”). The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN XS1117298759; Common Code 111729875) in the form of an equal aggregate principal amount of Notes. If this is a partial transfer, a minimum amount of €100,000 and any integral multiple of €1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)                           (1) the offer of the Notes was not made to a person in the United States;

(2)            either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3)            no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)            if the transfer is made prior to the expiration of 40 days after the later of the Issue Date and the last date on which the Issuer or any of its affiliates was the owner of such Notes (and the Guarantees) (or any predecessor thereto), the transfer was not made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes).

OR

(B)                           such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

Dated: ___________________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

EXHIBIT D

TO THE INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [•], among (i) [subsidiary guarantor] (the “New Guarantor”), a [type of company] organized under the laws of [jurisdiction of organization] with its registered office at [registered office] and a Subsidiary, (ii) Smurfit Kappa Acquisitions, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), (iii) Deutsche Trustee Company Limited, as Trustee, (iv) Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent, and (v) Deutsche Bank Luxembourg S.A., as Registrar.

WITNESSETH:

WHEREAS the Issuer has heretofore executed an Indenture dated as of February 16, 2015 (the “Indenture”), providing for the issuance of the Notes by the Issuer;

WHEREAS Section 4.8 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture providing for a Guarantee of payment of the Notes by the New Guarantor on the terms and conditions set forth herein; and WHEREAS pursuant to Section 9.1 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.            Agreement to be Bound. The New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.            Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.            Incorporation by Reference. Section 11.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.            Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

IN WITNESS WHEREOF, he parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By
Name:
Title:

SIGNED and DELIVERED as a deed

for and on behalf of

SMURFIT KAPPA TREASURY

by its duly authorised attorney

in the presence of [                     ]

Signature

Witness (Signature)

Prior Address

Witness Occupation

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E
TO THE INDENTURE

LIMITATIONS ON GUARANTEES

Limitations for Belgian Guarantors

In the case of a Guarantor organized in Belgium (a “Belgian Guarantor”), with respect to the obligations of any obligor which is not a subsidiary of such Belgian Guarantor, its liability under the guarantee clause of the Indenture shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

(a)	an amount equal to 80% of such Belgian Guarantor’s net assets (as determined in accordance with articles 320 (for SPRL/BVBA) and 617 (for SA/NV) of the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intragroup debt into account as debts) as shown by its most recent audited annual financial statements on the date on which the relevant demand is made; and

(b)	the aggregate amount outstanding on the date on which the relevant demand is made of (i) the amounts (including interest thereon, commissions, costs and fees) made directly or indirectly available to such Belgian Guarantor from the proceeds of the Notes, and (ii) the aggregate amount of any intragroup loans or facilities made to it by the Issuer or any of its Subsidiaries directly and/or indirectly using all or part of the proceeds of the Notes (whether or not such intragroup loan is retained by the Belgian Guarantor for its own purposes or on-lent to a subsidiary of such Belgian Guarantor).

Limitations for Czech Guarantors

(a)	Notwithstanding any other provision of the Indenture, the guarantee, indemnity, reimbursement, undertakings, and other payment obligations and liabilities of Smurfit Kappa Czech s.r.o. under this Indenture, including, without limitation, the obligations and liabilities under or pursuant to Article X of the Indenture, shall not include any obligation and liability which if incurred directly or indirectly would result in the violation of financial assistance rules arising from Section 41 and 200 of the Czech Act on Business Corporations (Act No. 90/2012 Coll., as amended) (the “Czech Financial Assistance Rules”). Nothing in this Clause shall be construed and/or interpreted as an obligation of Smurfit Kappa Czech s.r.o. to take the steps to authorise the financial assistance in accordance with Section 200 or 311 of the Czech Act on Business Corporations (Act No. 90/2012 Coll., as amended).

(b)	The invalidity, either in whole or in part, of the Guarantee provided by Smurfit Kappa Czech s.r.o. pursuant to Article X of the Indenture due to the characterisation of any or all of the guarantees, obligations, liabilities and undertakings of Smurfit Kappa Czech s.r.o. under Article X of the Indenture as guarantees, obligations, liabilities and undertakings violating the Czech Financial Assistance Rules, shall not constitute an Event of Default for the purposes of Article VI of the Indenture.

(c)	Notwithstanding any other provision of the Indenture, the guarantee, indemnity, reimbursement and other payments, undertakings, obligations and liabilities of Smurfit Kappa Czech s.r.o. under this Indenture, including, without limitation, the obligations and liabilities under or pursuant to Article X of the Indenture, shall be further limited to an amount equal to the “Czech Limitation Amount”, being:

Czech Limitation Amount = (A - O) x 0.9 where:

“A” means the net book value of all assets of Smurfit Kappa Czech s.r.o. recorded in its latest annual unconsolidated financial statements available to the Trustee or, if they are more up-to-date and supplied to the Agent within 15 Business Days of its request, and if the Trustee has no reason to doubt the accuracy thereof, its latest interim unconsolidated financial statements;

“O” means all liabilities of Smurfit Kappa Czech s.r.o. recorded in its latest annual unconsolidated financial statements available to the Trustee or, if they are more up-to- date and supplied to the Agent within 15 Business Days of its request and if the Trustee has no reason to doubt the accuracy thereto, its latest interim unconsolidated financial statements. For the avoidance of doubt, any identical obligations of Smurfit Kappa Czech s.r.o. mentioned in the previous sentence will only be included in the “O” once.

The term “liabilities” shall have the meaning attached to it under the accounting standards applicable to Smurfit Kappa Czech s.r.o., but, notwithstanding the foregoing, shall at all times exclude (aa) equity capital (vlastm kapital) and (bb) the amount of all obligations that are guaranteed by Smurfit Kappa Czech s.r.o. under the obligations and liabilities under or pursuant to Article X of the Indenture.

The term “net book value” used for the purpose of the calculation of the Czech Limitation Amount means the book value reduced by corrections and provisions (opravne polozky a opravky (korekce)) as set out in decree no. 500/2002 Coll., as amended (the “Decree”), implementing Act No. 563/1991 Coll., on Accountancy, as amended or in any other legislation which may supersede the Decree in the future.

To the extent Smurfit Kappa Czech s.r.o. does not have sufficient cash or assets to be liquidated easily to make a payment on the guarantee, indemnity, reimbursement and other payments, undertakings, obligations and liabilities of Smurfit Kappa Czech s.r.o. under this Indenture, including, without limitation, the obligations and liabilities under or pursuant to Article X of the Indenture, each holder of the Notes and the Trustee undertake to duly consider this situation and the possibility of a payment, including payment in instalments in good faith.

Limitations for Danish Guarantors

In relation to any Guarantee granted, any security given or any indemnity or reimbursement undertaken under or in connection with this Agreement by a Guarantor which is incorporated in

Denmark, its obligations under such guarantees, security, indemnity or reimbursement under this Agreement shall:

(1)            be limited if and to the extent required to comply with Danish statutory provisions on unlawful financial assistance including, without limitation, (i) Section 206(1) (as modified by Section 206(2)) of Consolidated Act No. 322 of 11 April 2011 on public and private limited liability companies, as amended and supplemented from time to time (the “Danish Companies Act”) and (ii) Section 210(1) (as modified by Sections 210(2), 211 and 212) of the Danish Companies Act and, accordingly, shall not include, and shall not be or be construed as, any indemnity, guarantee or security in respect of:

(a)            any obligations (“Acquisition Debt”) incurred or undertaken in relation to the financing of a direct acquisition of shares issued or to become issued by such Guarantor or by a direct or indirect Qualifying Parent Company of such Guarantor; nor

(b)            any obligations other than Acquisition Debt of a Non Qualifying Shareholder.

(2)            at any time be limited to a maximum amount equivalent to the net equity of the Guarantor at that time.

For the purpose of this clause:

(i)            “Qualifying Parent Company” means a parent company which is incorporated under the laws of any country covered by Executive Order No. 275 of 25 March 2010 on loans etc. to foreign parent companies, as amended and supplemented from time to time; and

(ii)            “Non Qualifying Shareholder” means any shareholder other than a Qualifying Parent Company.

Limitations on French Guarantees

(a)            The obligations and liabilities of any Guarantor incorporated in France (a “French Guarantor”) under the Notes and this Indenture and in particular under Article X (Guarantees) of this Indenture shall not include any obligation which if incurred would constitute the provisions of financial assistance within the meaning of article L. 225-216 of the French Commercial Code in connection with the financing or the refinancing of the direct or indirect acquisition or subscription of the shares of such French guarantor.

(b)            Misuse of corporate assets. The obligations and liabilities of each French Guarantor under Article X (Guarantees) of this Indenture for the obligations of the Issuer or any other Guarantor which is not a direct or indirect subsidiary of such French Guarantor under the Notes and this Indenture shall be limited, at any time to an amount equal to the aggregate of all amounts made available under the Notes and this Indenture to the Issuer to the extent directly or indirectly onlent to such French Guarantor under intercompany loan arrangements and outstanding at the date a payment is to be made by such French Guarantor under Article X (Guarantees) of this Indenture, it being specified that any payment made by such French Guarantor under this Agreement shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor under the intercompany loan arrangements referred to above.

(c)            Notwithstanding any of the provisions of this Indenture, the obligations and liabilities of each French Guarantor under Article X (Guarantees) of this Indenture for the obligations of any Guarantor which is its direct or indirect subsidiary shall not be limited and shall therefore cover all amounts due by such Guarantor under this Indenture.

(d)            It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as “co-debiteur solidaire” as to its obligations pursuant to Article X (Guarantees) of this Indenture.

Limitations for German Guarantors

The right to enforce any obligation under or in connection with this Agreement of any Guarantor incorporated in the form of a limited liability company (GmbH) or a limited partnership (GmbH & Co. KG) in accordance with the laws of the Federal Republic of Germany (a “German Guarantor”) shall, to the extent that such obligation pertains to liabilities of an affiliated company (verbundenes Unternehmen) of the relevant German Guarantor within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than the relevant German Guarantor’s subsidiaries), at all times be limited to an amount equal to (i) in case of the relevant German Guarantor being incorporated in form of a limited liability company, such German Guarantor’s net assets, being its total assets less its liabilities (including liability reserves (Ruckstellungen)) less its registered share capital (Stammkapital), and (ii) in case of the relevant German Guarantor being incorporated in form of a limited partnership, such German Guarantor’s general partner’s net assets, being such general partner’s total assets less its liabilities (including liability reserves (Ruckstellungen)) less its registered share capital (Stammkapital) (the “Net Assets”) provided that, to the extent legally permitted, for the purposes of the calculation of the Net Assets the following balance sheet items shall be taken into consideration as follows:

(a)            the amount of any increase of the registered share capital out of retained earnings (Kapitalerhohung aus Gesellschaftsmitteln) after the date hereof that has been effected without the prior written consent of the Trustee shall be deducted from the registered share capital; and

(b)            loans and other contractual liabilities incurred in negligent or willful violation of the provisions of this Agreement shall be disregarded.

In addition, following the enforcement of any obligation of a German Guarantor under or in connection with this Agreement and upon request of the Trustee, the relevant German Guarantor shall realise, to the extent legally permitted and in respect of the relevant German Guarantor’s (or its respective general partner’s) business commercially justifiable, in a situation where such German Guarantor (or in the case of a GmbH & Co. KG, its general partner) does not have sufficient assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if such asset is not necessary for the German Guarantor’s (or its respective general partner’s) business (betriebsnotwendig).

None of the above restrictions on enforcement shall apply if the enforcement relates to its own obligations of the relevant German Guarantor.

Limitations for Gibraltar Guarantors

Any Guarantee granted under the Indenture by a Guarantor incorporated in Gibraltar does not apply to any liability to the extent that it would constitute unlawful financial assistance within the meaning of section 72 of the Companies Act of Gibraltar.

Limitations for Italian Guarantors

The obligations under or in connection with this Indenture of Smurfit Kappa Holdings Italia S.p.A. and Smurfit Kappa Italia S.p.A. (each of them an “Italian Guarantor”) are limited as follows:

The obligations of each of them shall at any time:

(a)            for the purposes of Article 1938 of the Italian Civil Code, not exceed, in any case, the overall amount of EUR 138,000,000 (or the equivalent in any other currency);

(b)            in relation to the guarantee obligations of each of the Italian Guarantors be limited to the aggregate principal amount of any Intercompany Debt (if any) advanced or made available from time to time to that relevant Italian Guarantor, directly or indirectly, by any Obligor (other than, in respect of a Subsidiary of an Italian Guarantor, by such Italian Guarantor or vice versa), provided that such obligations of that relevant Italian Guarantor may not exceed the limit set out in paragraph (a) above.

In this clause: "Intercompany Debt" means any loan in any form (including, without limitation, any intercompany loan), documentary credit (including any intercompany documentary credit or other form of financial support) or any other item constituting Financial Indebtedness as defined in the Facilities Agreement dated July 16, 2013 for Smurfit Kappa Corporation Limited, arranged by Citigroup Global Markets Limited, Credit Agricole Corporate and Investment Bank, Danske Bank a/s, HSBC Bank plc, J.P. Morgan Limited and Ulster Bank Ireland Limited with the Royal Bank of Scotland plc as Agent.

Limitations for Norwegian Guarantors

Any guarantee, indemnity, obligation and/or liability granted, incurred, undertaken, assumed or otherwise agreed by any Guarantor incorporated in Norway (a “Norwegian Guarantor”) shall be limited to an amount equivalent to the higher of (i) the Distributable Equity on the date of this Indenture; (ii) the Distributable Equity at the time or times that payment is requested from the Norwegian Guarantor, save that these limitations shall not apply to any obligations and liabilities of the Norwegian Guarantor in respect of direct or indirect borrowings under the Notes placed at the disposal of the Norwegian Guarantor by the Issuer by way of a loan or otherwise (other than as share capital), where “Distributable Equity” means the distributable equity of the Norwegian Guarantor calculated in accordance with Section 8-1 of the Norwegian Limited Companies Act.

The obligations of Smurfit Kappa Norge AS under its Guarantee of the Original Notes shall not exceed €250,000,000.

Certain Norwegian rules are deemed internationally mandatory or public policy. Internationally mandatory rules may give basis for a Norwegian court to set aside any or all of the obligations of the Norwegian Guarantor under certain circumstances. Also public policy may prevent a foreign judgment from being enforceable in Norway.

Limitations for Spanish Guarantors

Any guarantee, indemnity, obligation and/or liability granted, incurred, undertaken, assumed or otherwise agreed by any Guarantor incorporated in Spain (a “Spanish Guarantor”) shall be limited to the following:

(a)            shall not extend to any obligation to the extent that the same would constitute unlawful financial assistance within the meaning of articles 143 and 150 of the Spanish law on Share Capital Companies (“Real Decreto Legislativo 1/2010 de 2 de Julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital”); and

(b)            shall not be granted by the Spanish Guarantor if it is incorporated as a “sociedad de responsabilidad limitada”, to the extent that the same would be in breach of the prohibition contained in article 402 of the Spanish law on Share Capital Companies (“Real Decreto Legislativo 1/2010 de 2 de Julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital”).

Each Spanish Guarantor hereby expressly agrees that the scope and provisions of its respective obligations under the Guarantee granted by each of them will not be affected by the fact that any Holder of the Notes and/or the Trustee and/or any Initial Purchaser may vote in favour of: (i) the approval or ratification of a composition agreement ("convenio") as a result of the bankruptcy declaration ("concurso") of a Spanish Guarantor, in accordance with article 135.2 of the Spanish Insolvency Act (“Ley 22/2003, de 9 de julio, Concursal”); or (ii) the approval or execution of a court-sanctioned out-of-court workout (an homologated refinancing agreement (“acuerdo de refinanciacion homologado”)) and which may be entered into as a result of a preinsolvency or insolvency of a Spanish Guarantor (in any case, prior to the declaration of insolvency, whether voluntary or mandatory), under paragraph 9 of the 4th Additional Provision of the Spanish Insolvency Act (“Ley 22/2003, de 9 de julio, Concursal”). Accordingly, each and any of the obligations of a Spanish Guarantor under this Agreement (particularly under the Guarantee) shall remain exactly within the terms stated herein irrespective of whether or not any Holder of the Notes and/or the Trustee and/or any Initial Purchaser votes in favour of the approval or ratification of a composition agreement ("convenio"), or a court-sanctioned out-ofcourt workout (an homologated refinancing agreement (“acuerdo de refinanciacion homologado”)).

Limitations for Swedish Guarantors

The obligations of any Guarantor incorporated in Sweden in its capacity as a Guarantor (each a “Swedish Guarantor”) under Article X of the Indenture shall be limited if (and only if) required by the provision of the Swedish Companies Act (Aktiebolagslagen (2005:551)) (or its equivalent from time to time) regulating (i) unlawful financial assistance and other prohibited loans and guarantees (Chapter 21, Section 1-3 and 5 (or its equivalent from time to time)) and (ii) distribution of assets (Chapter 17, Section 1-3 (or its equivalent from time to time)) and it is understood that the liability of each Swedish Guarantor under Article X of the Indenture only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act, provided that all steps available to the Swedish Guarantors and their respective shareholder to authorize their obligations under the Indenture have been taken.

Limitations for U.S. Guarantors

Notwithstanding anything to the contrary contained in the Indenture, no guaranteed obligation by any Guarantor organized or incorporated under the laws of the United States, any State thereof or the District of Columbia (the “U.S. Guarantors”) under Article X of the Indenture will include an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a (47) of the Commodity Exchange Act if, and to the extent, all or a portion of such guarantee, or the grant by any such U.S. Guarantor of a security interest to secure such swap, is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of any such U.S. Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

Additional Waivers for Mexican Guarantors

Each Guarantor incorporated under the United Mexican States (each a “Mexican Guarantor”) hereby expressly waives the rights and benefits of priority (beneficio de orden), foreclosing first on the assets of the Issuer or any other Guarantor (beneficio de excusion), division (beneficio de division), requesting assurances from any of the Issuer and all other Guarantors (fiadores) and all other rights and benefits provided in articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2839, 2840, 2841 and those rights and benefits provided for in articles 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2827, 2828, 2836, 2840, 2845, 2846, 2848 and 2849 of the Federal Civil Code of the United Mexican States (Codigo Civil Federal) and similar articles in the Civil Codes of the States of the United Mexican States and the Federal District, which are not reproduced herein since such Mexican Guarantor hereby expressly acknowledges that it knows the contents of each such legal provisions.

Each Mexican Guarantor acknowledges that (i) its corporate purpose allows it to grant the guarantee and indemnity provided under this Indenture, and (ii) it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee set forth in this Indenture is knowingly made in contemplation of such benefits.